Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Paul J. Plante
President and Chief Executive Officer
(813) 854-2000
pplante@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. REPORTS SECOND QUARTER AND SIX MONTHS 2004 FINANCIAL RESULTS

Tampa, Florida, August 4, 2004 — Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today reported financial results for its second-quarter and six months ended June 30, 2004. As previously reported, Reptron sold certain identified assets of its electronic components distribution division on June 13, 2003. Additionally, the Company sold certain assets of its memory module division on October 27, 2003. The 2003 results have been adjusted to reflect the remaining operations while segregating and summarizing the electronic components distribution and memory module divisions as discontinued operations.

Reptron filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 28, 2003. The Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on January 14, 2004 and became effective on February 3, 2004 allowing the Company to emerge from bankruptcy. Expenses incurred through the reorganization process have been segregated and summarized as Reorganization Costs. Additionally, the difference between the fair market value of new common stock issued and new debt issued when compared to the debt discharged as outlined in the Plan of Reorganization has been summarized as a Reorganization Gain on Debt Discharge. Also, as a result of the reorganization, January 2004 operations are presented as “Predecessor” while the five month period ended June 30, 2004 is presented as “Reorganized.” The accompanying financial tables provide financial information relative to these periods. However, for discussion purposes below, the six months of operations ending June 30, 2004 have been combined and are collectively referred to as the “six months.”

Reptron recorded second quarter 2004 net sales from continuing operations of $35.6 million, a 10.3% decline from the same period a year ago and approximately equal to the first quarter of 2004. The Company recorded a second quarter 2004 loss from continuing operations totaling $174,000, or $0.03 per fully diluted share, excluding reorganization expenses. This compares to a $711,000 loss from continuing operations, or $0.11 per fully diluted share, in the same period a year ago. During the second quarter of 2004, Reptron also recorded additional activity from its 2003 discontinued operations and reorganization costs which collectively resulted in net earnings of $27,000. These items when combined with the results from continuing operations resulted in a second quarter 2004 net loss of $147,000 compared to a net loss of $2.0 million in the same period a year ago.

For the six months ended June 30, 2004, net sales from continuing operations totaled $71.1 million, a 4.1% decrease from the first six months of 2003. The Company recorded a loss from continuing operations during the first six months of 2004 totaling $1.2 million, or $0.23 per fully diluted share excluding reorganization gain and expenses, net of related income tax effect. This compares to a $2.9 million loss from continuing operations, or $0.45 per fully diluted share, during the first six months of 2003. The earnings per share calculated for the period ending June 30, 2004 above are based only on the five million shares outstanding of the reorganized company. During the first six months of 2004, Reptron also recorded additional activity from its 2003 discontinued operations, reorganization costs and a reorganization gain on debt discharge net of the related income tax effect, which collectively resulted in net earnings of $1.6 million. These items when combined with the results from continuing operations during the first six months of 2004, resulted in net earnings of $440,000 compared to a net loss of $21.6 million, in the same period a year ago.

Reptron’s Plan of Reorganization became effective on February 3, 2004 allowing the Company to emerge from bankruptcy. The Company is applying “fresh start” accounting to its balance sheet as of January 31, 2004, the date of emergence for accounting purposes, which requires valuation analysis and allocation of assets and liabilities in the opening balance sheet of the reorganized entity. Reptron has engaged various professionals to assist with this valuation which is expected to be substantially complete by September 30, 2004. Therefore, the September 30, 2004 balance sheet is expected to reflect these allocation adjustments. Later periods may also include finalization of such allocations.

“Reptron Electronics continued on its road to recovery during the second quarter,” stated Paul J. Plante, Reptron’s President and Chief Executive Officer. Plante continued, “The Company recorded sequential improvement in its gross margins and operating margins through continued process improvement and reduction of operating costs.”

Plante concluded, “We continue to see signs of an improving economy through increasing customer demand. This pattern combined with the addition of new customers is a positive development as we enter the second half of the year.”

Reptron Electronics Inc. has scheduled a conference call for 9:00 a.m. (EST), August 5, 2004 to discuss the Company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-800-946-0705, or 1-719-457-2637 for international callers and entering pass code 261996. This call is being web cast and can be accessed at the Company’s website at www.reptron.com where it will be archived through September 3, 2004. This web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of the call will be available through September 3, 2004 by dialing 1-888-203-1112 from the U.S., or 1-719-457-0820 from international locations and entering pass code 261996.

About Reptron

Reptron Electronics, Inc. is a leading electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties.. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: Completion of bankruptcy proceedings, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Three MonthsEnded June 30, 2004	Predecessor Company Three Months Ended June 30, 2003
Net Sales	$35,590	$39,681
Cost of goods sold	31,093	34,229

Gross profit	4,497	5,452

Selling, general and administrative expenses	3,950	4,523

Operating income	547	929
Other income (expense):
Interest expense, net	(721)	(1,640)
Reorganization costs	(16)	—

Total other income (expense)	(737)	(1,640)

Loss before income taxes	(190)	(711)

Income tax provision	—	—

Loss from continuing operations	(190)	(711)

Discontinued operations
Earnings (loss) from discontinued operations	43	(1,304)
Income tax benefit	—	—

Earnings (loss) on discontinued operations	43	(1,304)

Net loss	$(147)	$(2,015)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(0.04)	$(0.11)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.01	$(0.20)

Net loss per common share - basic and diluted	$(0.03)	$(0.31)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Five Months Ended June 30, 2004	Predecessor Company One Month Ended January 31, 2004	Predecessor Company Six Months Ended June 30, 2003
Net Sales	$58,777	$12,368	$74,205
Cost of goods sold	51,638	11,479	64,452

Gross profit	7,139	889	9,753

Selling, general and administrative expenses	6,502	1,447	9,468

Operating income (loss)	637	(558)	285

Other income (expense):
Interest expense, net	(1,178)	(61)	(3,182)
Reorganization gain on debt discharge	—	3,517	—
Reorganization costs	(16)	(853)	—

Total other income (expense)	(1,194)	2,603	(3,182)

Earnings (loss) before income taxes	(557)	2,045	(2,897)

Income tax provision	—	777	—

Earnings (loss) from continuing operations	(557)	1,268	(2,897)

Discontinued operations
Earnings (loss) from discontinued operations	43	(507)	(18,732)
Income tax benefit	—	193	—

Earnings (loss) on discontinued operations	43	(314)	(18,732)

Net earnings (loss)	$(514)	$954	$(21,629)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(0.11)	$0.20	$(0.45)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.01	$(0.05)	$(2.92)

Net earnings (loss) per common share - basic and diluted	$(0.10)	$0.15	$(3.37)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196	6,417,196

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	Reorganized Company June 30, 2004	Predecessor Company December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$352	$311
Restricted Cash	1,040	2,640
Account receivable - trade, net	15,852	12,974
Inventories, net	20,164	19,546
Prepaid expenses and other	2,115	3,516

Total current assets	39,523	38,987

PROPERTY, PLANT & EQUIPMENT - AT COST, NET	18,013	20,098
GOODWILL, NET	19,231	18,970
DEFERRED INCOME TAX	1,875	2,449
OTHER ASSETS	117	719

TOTAL ASSETS	$78,759	$81,223

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable – trade	$15,837	$15,167
Accrued expenses	4,844	7,333
Note payable to bank	8,888	6,214
Current portion of long-term obligations	450	437
Liabilities subject to compromise	—	83,456

Total current liabilities	30,019	112,607

SENIOR SECURED NOTES	30,000	—
LONG-TERM OBLIGATIONS, less current portion	3,476	3,670

SHAREHOLDERS’ EQUITY
Preferred Stock - authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock - authorized 50,000,000 shares of $.01 par value; issued and outstanding, 5,000,000 and 6,417,196 shares, respectively	50	64
Additional paid-in capital	15,725	23,146
Accumulated deficit	(511)	(58,264)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	15,264	(35,054)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$78,759	$81,223